UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2013

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02	Results of Operations and Financial Condition

On March 13, 2013, Doral Financial Corporation (“Doral Financial” or the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2012 and its financial condition as of December 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including the press release included in Exhibit 99.1, relating to its results of operations for the quarter and year ended December 31, 2012 and its financial condition as of December 31, 2012, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the date hereof Doral Financial is announcing that Robert E. Wahlman, Executive Vice President, Chief Financial Officer and Chief Investment Officer, has notified the Company that he will resign from his position to pursue other interests. Mr. Wahlman has indicated that he has no disagreements with management or the Board of Directors on any matter relating to the Company’s SEC filings, accounting, operations, policies, or practices. The resignation will be effective on May 17, 2013. Mr. Wahlman shall be retained as an employee to facilitate and assist in the transition to the new Chief Financial Officer and otherwise support management beginning on May 18, 2013 and ending on June 25, 2013. After June 25, 2013, Mr. Wahlman and the Company may enter into an Advisory Services Agreement to further assist the Company in the transition to the new Chief Financial Officer and otherwise support management. Mr. Wahlman’s duties shall be performed from those locations that are mutually acceptable to Mr. Wahlman and Doral Financial. Mr. Wahlman will not receive any additional compensation for his resignation. Mr. Wahlman was provided with an opportunity to review this Form 8-K and provided no additional comments.

The Chief Executive Officer and the Board of Directors of the Company informed that they have engaged a search firm to identify suitable Chief Financial and Investment Officer candidates and expect to conclude the search process in the near future. In the interim, Doral Financial will appoint Mr. Penko Ivanov as its interim Chief Financial Officer. Mr. Ivanov, who is 44 years of age, initially joined Doral Bank in January 2011 to lead the finance organization for the US Operations. He holds a MBA and Bachelor’s Degree in Accounting from the University of South Florida.

Mr. Ivanov started his career with Ernst & Young in Germany in 1992, and later worked for PepsiCo from 1996 to 1999 in the United States in various finance/accounting roles. After leaving PepsiCo, he joined GE Capital in 1999 as a Senior Accountant, and from 1999 to 2007 held roles with GE Capital in their Financial Planning & Analysis Group and was also the Global Controller of their Equipment Finance Services Division.

After leaving GE Capital in 2007, Mr. Ivanov was Senior Vice President and Controller of FirstLight Financial Corporation (a start-up commercial finance company in Greenwich, CT) from May 2007 to October 2008, Senior Vice President of Finance of Tygris Commercial Finance Group (a start-up commercial finance company in Wilton, CT) from October 2008 to June 2010 and Manager of Financial Planning and Analysis of Bridgewater Associates (an investment advisor/hedge fund operator in Westport, CT) from June 2010 to January 2011. Mr. Ivanov joined Doral Bank as Senior Vice President and CFO of Doral Bank’s US Operations in January 2011.

The appointment of Mr. Ivanov as interim Chief Financial Officer will be effective on May 17, 2013. Mr. Ivanov does not have an employment agreement or contract with the Company. Mr. Ivanov receives an annual base salary of $350,000, plus a target annual bonus opportunity determined by Mr. Ivanov’s performance and provided the Company’s financial goals are met, equal to 50% of his annual base salary, as determined by the Board of Directors of the Company. Mr. Ivanov will not receive any additional compensation for his appointment as interim Chief Financial Officer.

There are no related party transactions between the Company and Mr. Ivanov. There were no arrangements or understandings between Mr. Ivanov and any other person pursuant to which before he was appointed as interim Chief Financial Officer of the Company. Mr. Ivanov is not related to any director or executive officer of the Company by blood, marriage or adoption.

Item 7.01	Regulation FD Disclosure.

Beginning March 14, 2013 Doral Financial Corporation (“Doral Financial”) intends to use the investor presentation materials filed herewith, in whole or in part, in one or more meetings or telephone conferences with current and prospective investors. A copy of the investor presentation materials is attached hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 13, 2013.

99.2	Investor presentation of Doral Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: March 13, 2013	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel